UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2018
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The Simply Good Foods Company
(Exact name of registrant as specified in its charter)
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DELAWARE	001-38155	82-1038121
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1225 17th Street, Suite 1000
Denver, CO 80202
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (303) 633-2840

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.02.	Termination of a Material Definitive Agreement.

On November 14, 2018, The Simply Good Foods Company (the “Company”) entered into a Termination Agreement (the “Termination Agreement”) with Atkins Holdings, LLC (“Atkins Holdings”) and Roark Capital Acquisition, LLC (“Roark”), pursuant to which the Income Tax Receivable Agreement (the “TRA”), dated July 7, 2017, by and among the Company, Atkins Holdings and Roark, was terminated. As previously disclosed, the TRA was entered into in connection with the merger of a subsidiary of the Company with NCP-ATK Holdings, Inc. (“NCP-ATK”), the indirect parent of Atkins Nutritionals, Inc., which operates the Atkins Nutritionals business of the Company, pursuant to that certain Agreement and Plan of Merger, dated as of April 10, 2017 (the “Merger Agreement”). The TRA provided former stockholders of NCP-ATK with payments for federal, state, local and non-U.S. tax benefits deemed realized by the Company in taxable periods following the closing of the merger from the use of up to $100 million of certain tax attributes.

Pursuant to the Termination Agreement, the Company paid $26,468,000 (the “Termination Payment”) to the exchange agent under the Merger Agreement, which will be distributed pro rata to the former stockholders of NCP-ATK as additional consideration for their former stock ownership. The Termination Payment is $1 million less than the aggregate TRA liability included in the Company’s consolidated balance sheet for the fiscal year ended August 25, 2018. Under the Termination Agreement, each of the parties thereto agreed to terminate the TRA and to release and discharge any and all obligations and liabilities of the other parties thereunder effective as of the exchange agent’s receipt of the Termination Payment. Richard Laube, a director of the Company, Joseph Scalzo, our President and Chief Executive Officer and a director of the Company, and Scott Parker, the Company’s Chief Marketing Officer, were each former stockholders of NCP-ATK and will receive their respective pro rata share of the Termination Payment as additional consideration for their former stock ownership in accordance with the terms of the Merger Agreement. The Termination Agreement was approved by the disinterested members of the Board of Directors of the Company.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Termination Agreement, dated November 14, 2018, among The Simply Good Foods Company, Atkins Holdings, LLC and Roark Capital Acquisition, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SIMPLY GOOD FOODS COMPANY

Date:	November 16, 2018	By:	/s/ Todd E. Cunfer
		Name:	Todd E. Cunfer
		Title:	Chief Financial Officer